SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8/A-1

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933


                           CRAFTCLICK.COM, INC.
                  ---------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


              Utah                          87-0419571
  (State or Other Jurisdiction         (IRS Employer ID No.)
  of incorporation or organization)


                            432 Culver Blvd.
                    Playa Del Rey, California 90293
                       --------------------------
               (Address of Principal Executive Offices)

                           (310) 827-3500
                            --------------
            (Issuer's Telephone Number, including Area Code)


                       2000 Stock Option Plan
                     -------------------------
                      (Full Title of the Plan)

                             Sandip Seth
                           432 Culver Blvd.
                    Playa Del Rey, California 90293
                        --------------------------
                (Name and Address of Agent for Service)

                            (310) 827-3500
                            --------------
      (Telephone Number, Including Area Code, of Agent for Service)


IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:    [ ]








                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------

Title of Each                     Proposed     Proposed
Class of                          Maximum      Maximum           Amount of
Securities to    Amount to        Price per    Aggregate         Registration
be Registered    be Registered    Unit/Share   Offering Price    Fee
-----------------------------------------------------------------------------
$0.001 par
value common
voting stock     3,381,886         $1.00      $3,381,886         $1,269.87*
-----------------------------------------------------------------------------
        * Calculated according to Rule 230.457(h) of the Securities and Exchange Commission, based upon the exercise price of the options covering the underlying common stock to be issued under the Plan. ALREADY PAID

This S-8 Registration Statement is being amended to subtract 1,186,000 shares, detailed as follows:

Sandip Seth              468,000 shares
Peter A. Yollin           468,000 shares
Manny Singh              250,000 shares


                               SIGNATURES

          Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the date or dates appearing opposite the respective signatures hereto.

                                REGISTRANT:

Date: 12/22/00                  By/s/Sandip Seth
     --------------             ----------------------
                                Sandip Seth
                                President and Director



          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Date: 12/22/00                  By/s/Sandip Seth
     --------------             ----------------------------
                                Sandip Seth
                                President, COO and Director


Date: 12/22/00                  By/s/Maninder Singh
     --------------             ----------------------------
                                Maninder Singh
                                CFO and Director